Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Starboard Investment Trust and to the use of our report dated August 5, 2022 on the financial statements and financial highlights of Adaptive Alpha Opportunities ETF (formerly known as Adaptive Growth Opportunities ETF), Adaptive High Income ETF (formerly known as Adaptive Hedged High Income Fund), AI Quality Growth ETF (formerly known as Adaptive Fundamental Growth Fund), RH Hedged Multi-Asset Income ETF (formerly known as Adaptive Hedged Multi-Asset Income Fund), RH Tactical Outlook ETF (formerly known as Adaptive Tactical Outlook Fund), and RH Tactical Rotation ETF (formerly known as Adaptive Tactical Rotation Fund), each a series of shares of beneficial interest in Starboard Investment Trust. Such financial statements and financial highlights appear in the May 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
September 26, 2022